Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of InvenSense, Inc.

Dated: February 21, 2013

SIERRA VENTURES ASSOCIATES IX, LLC

/s/ David C. Schwab
David C. Schwab
Manager

SIERRA VENTURES IX, L.P.

By:	Sierra Ventures Associates IX, LLC
Its:	General Partner

/s/ David C. Schwab
David C. Schwab
Manager